Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of New Covenant Funds:

In planning and performing
our audits of the financial
 statements of  the New Covenant
Growth Fund, New Covenant Income
 Fund, New Covenant Balanced Growth
Fund, and New Covenant Balanced
Income (the Funds) for the year
 ended June 30, 3006, in accordance
 with the standards of the Public
Company Accounting Oversight Board
 (United States), we considered its
 internal control over financial
reporting, including control
activities for safeguarding securities,
as a basis for designing our auditing
 procedures for the purpose of
 expressing our opinion on the
financial statements and to comply
with the requirements of Form N-SAR,
but not for the purpose of expressing
an opinion of the effectiveness of
 the New Covenant Funds internal
control over financial reporting.
 Accordingly, we express no such opinion.

The management of New Covenant Funds
 is responsible for establishing and
 maintaining internal control over
 financial reporting.  In fulfilling
 this responsibility, estimates and
 judgments by management are required
to assess the expected benefits and
 related costs of controls.   The
Funds internal control over financial
reporting is a process designed to
provide reasonable assurance regarding
the reliability of financial reporting
and the preparation of financial
 statements for external purposes
 in accordance with generally accepted
accounting principles.  Such internal
control includes policies and procedures
 that provide reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
 Also, projections of any evaluation of
effectiveness to future periods are
 subject to the risk that controls
may become inadequate because of
changes in conditions, or that the
degree of compliance with the
 policies or procedures may
deteriorate.

A control deficiency exists
 when the design or operation
of a control does not allow
management or employees, in
the normal course of performing
their assigned functions, to
prevent or detect misstatements
 on a timely basis.  A significant
 deficiency is a control
deficiency, or combination
of control deficiencies,
that adversely affects the
Funds ability to initiate,
 authorize, record, process
 or report external financial
 data reliably in accordance
with generally accepted
accounting principles such
 that there is more than a
remote likelihood that a
misstatement of the Funds
annual or interim financial
statements that is more than
inconsequential will not be
prevented or detected.  A material
 weakness is significant
 deficiency, or combination
of significant deficiencies,
that results in more than a
remote likelihood that a
 material misstatement of
the annual or interim financial
statements will not be prevented
or detected.

Our consideration of New
 Covenant Funds internal
control over financial
reporting was for the limited
 purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal
control that might be significant
 deficiencies or material
weaknesses under standards
established by the Public
 Company Accounting Oversight
Board (United States).  However,
we noted no deficiencies in the
 New Covenant Funds internal
 control over financial
reporting and its operation,
 including controls for
safeguarding securities
that we consider to be a
 material weakness as defined
 above as of June 30, 2006.

This report is intended solely
 for the information and use
of management and the Board
of Trustees of New Covenant
Funds and the Securities and
 Exchange Commission and is
not intended to be and should
 not be used by anyone other
than these specified parties.



Columbus, Ohio
August 17, 2006